LOAN AND SECURITY AGREEMENT

Asia Special Situation Acquisition Corp.
PO Box 309 GT
Ugland House South Church Street
George Town E9 00000
(Hereinafter referred to as "Borrower")

Wachovia Bank, National Association
301 South College Street
One Wachovia Center, NC 0600
Charlotte, North Carolina 28288
(Hereinafter referred to as the "Bank")

This Loan Agreement ("Agreement") is entered into February 28, 2008, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by a promissory note of even date herewith, as modified from time to time (the "Note") and all Loan Documents. The terms “Default”, "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. “Collateral”, “Trust” and “Trust Agreement” are defined in attached Schedule 1.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

ADVANCES. Subject to and upon the terms and conditions contained herein, Bank agrees to make revolving loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the Revolving Loan Limit, with such revolving loans to be evidenced by the Note. “Revolving Loan Limit” means $500,000.00. The aggregate amount outstanding under the Note shall at no time exceed the Revolving Loan Limit. In the event that the aggregate amount of the loans outstanding at any time exceeds the Revolving Loan Limit, such event shall not limit, waive or otherwise affect any rights of Bank in such circumstances or on any future occasions and Borrower shall, within one business day repay to Bank the entire amount of any such excess so that the aggregate amount of loans outstanding is less than the Revolving Loan Limit.

SECURITY INTEREST. To secure the prompt payment in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, and performance of the Obligations, Borrower hereby grants to Bank a continuing security interest in the Collateral. In addition, except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of Bank’s affiliates. Notwithstanding the foregoing, Bank expressly waives any claim or right to assert a claim against the assets or property of the Trust and will not seek repayment of the Loan or pursue other recourse against the Trust or any of its assets or property.

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information and reports now and hereafter furnished to Bank are and will be true, correct and complete in all material respects as of the date(s) of any such information or reports, as the case may be. Any such information and reports relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) of any such information or reports, as the case may be (including all contingent liabilities of every type). Authorization; Non-Contravention. The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower, (ii) result in the creation or imposition of any lien (other than any lien(s) created by the Loan Documents) on any of Borrower's assets, or (iii) give cause for the acceleration of any obligations of Borrower to any other creditor. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time. Compliance with Laws. Except where non-compliance does not and could not reasonably be expected to have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower (a “Material Adverse Effect”), Borrower and any subsidiary and affiliate of Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. None of Borrower, or any subsidiary or affiliate of Borrower is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC. Organization and Authority. Borrower is duly created, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted and to enter into the Loan Documents. No governmental approval or filings are necessary in order for Borrower to execute, deliver and perform the Loans Documents. Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a Material Adverse Effect. Security Interest. Bank has a first priority perfected security interest in the Collateral, free and clear of any adverse claims and there are no prohibitions or restrictions that impair the ability of the Borrower to grant a security interest in the Collateral. Indemnity. Borrower will indemnify Bank and its affiliates (each, an “Indemnified Party”) from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Bank arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents; provided, however, that no such indemnity shall be available to the Indemnified Party if such losses, liabilities, claims, damages, penalties or fine which gave rise to such indemnification claim were caused by or resulted from the gross negligence or willful misconduct of any Indemnified Party.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will:  Maintenance and Access to Books and Records. Maintain, at all times, in all material respects, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP and allow Bank, or its agents, during normal business hours, upon reasonable advance notice, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, during normal business hours and upon reasonable advance notice, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Compliance with Agreements. Comply in all material respects with all terms and conditions contained in this Agreement and the other Loan Documents. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon a senior officer of Borrower becoming aware of the existence of any condition or event which constitutes a Default or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of: (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any determination in, any litigation with any third party or any proceeding before any governmental agency or unit which could reasonably be expected to have a material adverse effect on Bank, Borrower’s ability to perform its obligations under the Loan Documents or on Borrower or any of its business, assets, financial condition, or operations; (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure; and (vi) within 3 business days thereof, any proposed material change in Borrower’s accounting policy, which change shall be approved by Bank, except for any such change that is required by GAAP. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, material reports, material notices, and all regular or periodic material reports required to be filed by Borrower with any governmental agency or authority. Collateral Disbursements and Maintenance of Account. With respect to all funds that represent Collateral, Borrower shall cause such funds to be directed exclusively to a designated operating account (Asia Special Situations Acquisition Corp. ACCT# 64912751) (the “Collateral Account”) maintained at Bank. Without limiting the foregoing, upon accumulation of funds in the Trust of at least $115,000,000, Borrower shall cause any and all interest and dividend income generated with respect to the Trust in which Borrower has rights, title or interest (up to a maximum aggregate amount of $2,000,000), to be directed and deposited into the Collateral Account. The Collateral Account shall not be closed nor shall Collateral disbursements directed to any other account or person without the prior written consent of Bank.

SETOFF AND SWEEPS. In addition to any other rights and remedies of Bank, Bank and its affiliates are authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Bank and its affiliates (including, without limitation, with respect to deposits held in the Collateral Account) to or for the credit of the account of Borrower against any and all Obligations owing to Bank hereunder or under any other Loan Documents, including the Note, now or hereafter existing, irrespective of whether or not Borrower has made demand under this Agreement or any other Loan Document. Bank shall periodically (no less often than monthly, but not before June 1, 2008) sweep the Collateral Account and apply the proceeds of such collections toward then due and outstanding Obligations. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to any investments made by the Bank or by any Affiliate of the Bank for or on behalf of the Trust or any proceeds or profits of such investments except to the extent such investments or proceeds constitute Collateral, and any rights of set off or application of deposits contemplated by this paragraph shall apply only to the Collateral.

NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not:  Encumbrances. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur, or suffer to exist, any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on the Collateral, other than security interests required by the Loan Documents and Permitted Liens (as defined in Schedule 2). Loan Uses. Use Loan proceeds for any illegal purpose or use Loan proceeds to purchase or carry margin stock as defined by Regulation U of the Federal Reserve Board or refinance indebtedness in such a manner so as to create “purpose” credit under Regulation U. Cross Default. Default in payment or performance of any obligation under any other loans, material contracts or other material agreements of Borrower, any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. § 101, as in effect from time to time, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower), any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $100,000.00. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $100,000.00 which is not discharged or execution is not stayed within 30 days of entry. Trust Agreement. Amend the Trust Agreement (as defined in Schedule 1) to limit, assign or otherwise modify any right to distributions or disbursements constituting Collateral.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any future advances pursuant to this Agreement and the Note are subject to the following conditions precedent:  Due Diligence. Completion by Bank of periodic due diligence on Borrower, including completion of periodic background checks on Borrower’s management and employees. Payments. Payment of all amounts due to Bank and its counsel. Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may request from time to time, including, without limitation, Borrower’s organizational documents and secretary’s or member certificate, as applicable. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank may request a written opinion of the counsel (or counsels) of Borrower acceptable to Bank (subject to customary assumptions and qualifications) that includes confirmation of the following: (a) This Agreement and other Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms; (b) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken; (c) The loan is not usurious under the laws of the State of New York; (d) Upon the filing of Uniform Commercial Code financing statements with the appropriate filing office(s), the Loan Documents will create a perfected lien on or security interest in the Collateral that is contemplated by the Loan Documents.  Additional Conditions. The obligation of Bank to make any advance, including the initial advance, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such advance each of the following conditions: (i) all representations and warranties contained herein and in the other Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of each such loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (ii) no law, regulation, order, judgment or decree of any governmental authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental authority, which purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the loans, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Loan Documents, and (iii) no Default shall exist or have occurred and be continuing on and as of the date of the making of such loan and after giving effect thereto.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate in all material respects.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Agreement and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Agreement and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

MISCELLANEOUS PROVISIONS. Assignment. This Agreement and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Agreement and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Agreement or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Agreement or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Agreement and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the State of New York. If the terms of this Agreement should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Agreement shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the State of New York. Severability. If any provision of this Agreement or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, 301 South College Street, One Wachovia Center, Mail Code: NC 0600; Charlotte, North Carolina 28288, Attention: Douglas Booth; Fax: 704-383-1539 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Signature Page Follows

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed.

Borrower

ASIA SPECIAL SITUATION ACQUISITION CORP.

By:	/s/ Gary T. Hirst
Name:	Gary T. Hirst
Title:	President

Bank

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Gary Brathe
Name:	Gary Brathe
Title:	Senior Vice President

State of ______________________
City/County of _________________

Company Acknowledgment

I certify that before me appeared this day _____________, a person known to me, who after being sworn stated he is the ___________of Asia Special Situation Acquisition Corp., a company formed under the laws of the Cayman Islands, and is duly authorized to act on behalf of said Company, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said Company.

Witness my hand and official seal, this _____ day of _______________, 2008.

_________________________________, Notary Public
Notary Seal
__________________________________________
(Printed Name of Notary)

My Commission Expires: ______________________

State of North Carolina
County of _________________

Bank Acknowledgment

On the _____ day of _______________ in the year, _________ before me, the undersigned, a Notary Public in and for said State, personally appeared ___________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

In witness whereof I hereunto set my hand.

_________________________________, Notary Public
Notary Seal
__________________________________________
(Printed Name of Notary)

My Commission Expires: _____________________

SCHEDULE 1

COLLATERAL

“Collateral” means all of Borrower’s right, title and interest to (i) distributions or proceeds of any kind arising pursuant to that certain Investment Management Trust Agreement dated as of January 16, 2008 (as amended, restated, or otherwise modified from time to time, the “Trust Agreement”) between Borrower and Continental Stock Transfer & Trust Company, as trustee, including, without limitation, all rights, title and interest of Borrower in interest and dividend income distributable to the Company pursuant to Section 2(b) of the Trust Agreement in an amount equal to $2,000,000, and (ii) all deposit accounts into which any of the foregoing distributions or proceeds are disbursed or held. Such trust arrangements evidenced by the Trust Agreement and any successor trust or substitute arrangement, the “Trust”. “Collateral” shall exclude all assets and property held in the Trust.

SCHEDULE 2

PERMITTED LIENS

(a) Liens for taxes not yet delinquent and for past due taxes (other than federal or state income taxes) provided that the payment of such taxes is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower’s books and records and a stay of enforcement of any such Lien is in effect;

(b) the Liens in favor of Bank;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws; and

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons.